UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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☑ Preliminary Information Statement

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☐ Definitive Information Statement

ALTAIR INTERNATIONAL CORP.
(Name of Registrant as Specified in Its Charter)

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ATAIR INTERNATIONAL CORPORATION

322 North Shore Drive

Building 1B, Suite 200

Pittsburgh, PA 15212

412-770-3140

 Notice of Action by Written Consent of Shareholders to be Effective February __, 2023

Dear Stockholder:

Altair International Corp., a Nevada corporation. (the "Company"), hereby notifies our stockholders of record on January 27, 2023 that stockholders holding approximately 57% of the voting power have approved, by written consent in lieu of a special meeting on December 22, 2022, the following proposals that were unanimously adopted on December 22, 2022, by the Board of Directors of the Company (the “Board of Directors”):

1.	To amend our Articles of Incorporation to effect a reverse stock split of our common stock, $.001 par value, by a ratio of one-for-25 (1:25); and
2.	To reduce the number of authorized shares of our common stock, par value $.001, from 5,000,000,000 to 500,000,000.

The Nevada Revised Statutes permits holders of a majority of the voting power of a corporation to take shareholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the amendments to the Articles of Incorporation, as amended (the “Articles”).

This Information Statement is first being mailed to our stockholders of record as of the close of business on January 27, 2023. The action contemplated herein will not be effective until the later of (i) February __, 2023, a date which is at least 20 days after the date on which our definitive Information Statement is first mailed to our stockholders of record, or (ii) announcement of the reverse split in the Daily List by the Financial Industry Regulatory Authority (FINRA) of such corporate action. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

 YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is taken by consent of the holders of a majority of the shares outstanding, pursuant to Nevada law. Proxies are not being solicited because stockholders holding approximately 53% of the issued and outstanding voting capital stock of the Company hold more than enough shares to effect the proposed action and have voted in favor of the proposals contained herein.

By order of the Board of Directors:

/s/ Leonard Lovallo

President and Chief Executive Officer

January __, 2023

ALTAIR INTERNATIONAL CORP.

322 North Shore Drive

Building 1B, Suite 200

Pittsburgh, PA 15212

 INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of Altair International Corp., a Nevada corporation (the “Company”), in connection with the adoption of two amendments to our Article of Incorporation by our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On December 22, 2022 our Board of Directors approved and, on December 22, 2022 the holders of a majority of our voting capital stock approved the filing with the Secretary of State of the State of Nevada an amendment to our Articles of Incorporation, as amended (the “Amended Articles”) to (i) effect a 1:25 reverse split of the Company’s common stock, par value $.001 per share (“Common Stock”) from 611,063,506 shares to 24,442,540 shares and (ii) reduce authorized share the number of authorized shares of the Company’s common stock from 500,000,000,000 to 500,000,000 (the “Proposal”). The Proposal will become effective on the later of (i) the announcement of the reverse split in the Daily List by the Financial Industry Regulatory Authority (FINRA) of such corporate action or (ii) the date which is at least 20 days after the date on which the Corporation’s definitive Information Statement is first mailed to its stockholders of record.

In addition, if the number of our outstanding common shares is reduced dramatically as proposed by the Proposal, we will no longer need the number of authorized shares of common stock currently provided in our charter. Moreover, our state franchise tax may be reduced by reducing the number of our authorized shares of common stock. However, the Board of Directors has determined that reducing the number of authorized shares by the same ratio as the number of outstanding shares will be reduced by the Proposal may not provide sufficient shares to support the issuance of equity capital by the Company in the future. We believe that the availability of additional authorized shares for issuance from time to time at the Board's discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or stock dividends or for other corporate purposes is desirable to avoid repeated separate amendments to our charter and the delay and expense of holding special meetings of stockholders to approve such amendments. Accordingly, the Board has approved the reduction of authorized shares as set forth in Appendix A, which balances these two concerns, reducing the number of authorized shares substantially while retaining a sufficient number of shares for the use by Company for those purposes described above.

Dissenters' Right of Appraisal

The Nevada Revised Statutes do not provide for dissenter's rights of appraisal in connection with the Proposed.

Voting Securities

As of the date of this information statement, our voting securities consist of our Common Stock of which 611,063,506 shares are outstanding. Approval of the Proposal requires the affirmative consent of a majority of the shares of our Common Stock issued and outstanding on January 27, 2022 (the “Record Date”). The quorum necessary to conduct business of the stockholders consists of a majority of the Common Stock issued and outstanding as of the Record Date.

Stockholders who beneficially own an aggregate of 351,753,776 shares of our Common Stock, or approximately 57.5% of the total issued and outstanding shares of Common Stock are the “Consenting Stockholders.” The Consenting Stockholders have the power to vote all of their shares of our Common Stock, which number exceeds the majority of the issued and outstanding shares of our Common Stock on the date of this Information Statement. The Consenting Stockholders have consented to the proposed actions set forth herein and had and have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

According to N.R.S. 78.390, a majority of the Company’s outstanding voting power entitled to vote on the matter is required in order to amend the Articles. The approval of this action by written consent is made possible by Section 78.320 of the Nevada Revised Statutes, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. To eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our voting securities.

Pursuant to Section 78.320 of the Nevada Revised Statutes, we are required to provide prompt notice of the taking of the corporate actions described above without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as such notice. This Information Statement will be mailed on or about January __, 2023 to stockholders of record as of the Record Date and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Commission in its rules, regulations and releases) representing the Company’s expectations or beliefs regarding the Company. These forward-looking statements include, but are not limited to, statements regarding the Company’s business, anticipated financial or operational results or objectives. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “desire”, “could”, “estimate”, “might”, or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of the Company with the Commission.

AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK OF THE COMPANY AND AN AUTHORIZED SHARE REDUCITIO

Our Board of Directors has unanimously approved and adopted, subject to stockholder approval, an amendment to the Company’s Articles of Incorporation to (i) effect a reverse stock split of the Company’s Common Stock. Pursuant to the proposed Reverse Split, 25 outstanding shares of Common Stock will be combined and become one share of Common Stock. (the “Reverse Split”) and (ii) decrease the number of authorized shares of our common stock from 500,000,000,000 to 500,000,000 (the “Authorized Share Reduction”).

As of January 6, 2023, the Company had 351,753,776 shares of Common Stock issued and outstanding. Based on the number of shares currently issued and outstanding, immediately following the Reverse Split the Company would have approximately 24,442,540 shares of Common Stock issued and outstanding (without giving effect to the rounding of fractional shares). The par value of the Common Stock will not be changed in connection with the Reverse Split. such shares, for general corporate purposes.

When implemented, the Reverse Split will be realized simultaneously and in the same ratio for all shares of the Common Stock. All holders of Common Stock will be affected uniformly by the Reverse Split, which will have no effect on the proportionate holdings of any of our stockholders, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split. In lieu of issuing fractional shares, the Company will round up in the event a stockholder would be entitled to receive less than one share of Common Stock as a result of the Reverse Split. In addition, the split will not affect any holder of Common Stock’s proportionate voting power (subject to the treatment of fractional shares), and all shares of Common Stock will remain fully paid and non-assessable. The number of authorized and issued shares of the Company’s various series of preferred stock will not be affected in any way by the Reverse Split.

When implemented by the Board, the Reverse Split will be effective upon the filing of an Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The Board of Directors will determine the actual time of filing of the Restated Certificate.

The following chart reflects the changes in our capital structure following the Reverse Split and Authorized Share Reduction, the top row reflecting the pre-split capital structure and the bottom row reflecting the post-split capital structure:

Authorized Shares of Common Stock	Issued and Outstanding Shares	Reserved but Unissued	Available for Issuance
5,000,000,000	611,063,506	38,929,915	4,350,006,759
500,000,000	24,442,540,	1,557,197	474,000,263

Reasons for the Reverse Split

The primary purpose for effecting the Reverse Split is to increase the number of our available shares for future financings, acquisitions and general corporate purposes.

In determining to authorize the Reverse Split, and in light of the foregoing, our Board of Directors considered, among other things, that in the event that the Company engages in acquisitions or is spun out eventually fewer shares should result in a higher per share price of our Common Stock, which might heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company. In theory, the Reverse Split should cause the trading price of a share of our Common Stock after the Reverse Split to be 25 times what it would have been if the Reverse Split had not taken place. However, this will not necessarily be the case.

In addition, our Board of Directors considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients or may discourage their clients from purchasing such stocks. Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks. Our Board of Directors believes that, to the extent that the price per share of our Common Stock remains at a higher per share price as a result of the Reverse Split, some of these concerns may be ameliorated. The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of the Common Stock.

In evaluating whether or not to authorize the Reverse Split, in addition to the considerations described above, our Board of Directors also took into account various negative factors associated with reverse stock splits. These factors include:

•	the negative perception of reverse stock splits held by some investors, analysts and other stock market participants;

•	the fact that the stock price of some companies that have implemented reverse stock splits has subsequently declined back to pre-reverse stock split levels; and

•	the adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the potential concomitant downward pressure decreased liquidity could have on the trading price.

Also, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the price of our Common Stock would be maintained at the per share price in effect immediately following the effective time of the Reverse Split. There also can be no assurance that the total market capitalization of the Company following the Reverse Split will be higher than the market capitalization preceding the split or that an increase in our trading price, if any, would be sufficient to generate investor interest.

Stockholders should recognize that if the Reverse Split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Split divided by 25. While we expect that the Reverse Split will result in an increase in the per share price of our Common Stock, the Reverse Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse splits for companies in similar circumstances is varied.

If the Reverse Split is effected and the per share price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

Finally, following the Reverse Split the number of authorized but unissued shares of our Common Stock relative to the number of issued shares of our Common Stock will be increased. This increased number of authorized but unissued shares of our Common Stock could be issued by the Board without further stockholder approval, which could result in dilution to the holders of our Common Stock. The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction. The Reverse Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company.

Principal Effects of the Reverse Split

General

The Reverse Split will affect all of holders of our Voting Stock uniformly and will not change the proportionate equity interests of such stockholders, nor will the respective voting rights and other rights of holders of our Voting Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split, as described below.

Exchange Act Matters

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. Note, however, that the CUSIP number for our Common Stock will change in connection with the Reverse Split and will be reflected on new certificates issued by the Company and in electronic entry systems.

Number of Shares of Common Stock and Number of Stockholders

The Reverse Split would have the following effects on the number of shares of Common Stock:

1. Each 25 shares of our Common Stock owned by a stockholder immediately prior to the Reverse Split would become one share of Common Stock after the Reverse Split;

2. All outstanding but unexercised options and warrants entitling the holders thereof to purchase shares of our Common Stock will enable such holders to purchase, upon exercise of their options or warrants, one-seventy-eighth of the number of shares of our Common Stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Split, at an exercise price equal to 78 times the exercise price specified before the Reverse Split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the Reverse Split;

3. The number of shares of our Common Stock reserved for issuance (including the maximum number of shares that may be subject to options) under our stock option plan will be reduced to one-seventy eighth of the number of shares currently included in such plan; and

4. The number of shares of our Common Stock for which each share of Preferred Stock shall be authorized to vote on an as converted basis will be reduced to one-seventy eighth of the number of shares of Common Stock currently authorized to be voted by each share of Preferred Stock.

Rounding in Lieu of Issuing Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Split. Instead, the Company will round up to the nearest whole share any stockholder’s share ownership to the extent such stockholder would be entitled to receive less than one share of Common Stock or greater as a result of the Reverse Split.

Accounting Matters

The Reverse Split will not affect total stockholders’ equity on our balance sheet. However, because the par value of our Common Stock will remain unchanged, the components that make up total stockholders’ equity will change by offsetting amounts. As a result of the Reverse Split, the stated capital component attributable to our Common Stock will be reduced to an amount equal to one-seventy-eighth of its present amount, and the additional paid-in capital component will be increased by the amount by which the stated capital is reduced. The per share net loss and net book value per share of our Common Stock will be increased as a result of the Reverse Split because there will be fewer shares of our Common Stock outstanding.

Procedure for Effecting the Reverse Split and Filing the Certificate of Amendment

Generally

The Reverse Split and related amendment to the Articles of Incorporation, our Board of Directors will file the Amendment effecting the Reverse Split with the Secretary of State of the State of Nevada. The Reverse Split will become effective as of 5:00 p.m. eastern standard time on the date of filing, which time on such date will be referred to as the “effective time.” At the effective time, each 78 shares of Common Stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our stockholders, be combined into and become one share of Common Stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the effective time represented pre-Reverse Split shares, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of post-Reverse Split shares. However, a stockholder will not be entitled to receive any dividends or distributions payable after the Certificate of Amendment is effective until that stockholder surrenders and exchanges his or her certificates.

Olde Monmouth Stock Transfer Co., Inc., the Company’s transfer agent (the “Transfer Agent”), will act as exchange agent for purposes of implementing the exchange of stock certificates, and is sometimes referred to as the “exchange agent.” As soon as practicable after the effective time, a letter of transmittal will be sent to stockholders of record as of the effective time for purposes of surrendering to the exchange agent certificates representing pre-Reverse Split shares in exchange for certificates representing post-Reverse Split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-Reverse Split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-Reverse Split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

In connection with the Reverse Split, our Common Stock will change its current CUSIP number. This new CUSIP number will appear on any new certificates representing post-Reverse Split shares of our Common Stock.

Street Name and Book-Entry Holders

Upon the Reverse Split, the Company intends to treat shares held by stockholders in “street name”, through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers and other nominees will be instructed to effect the Reverse Split for their beneficial holders. These brokers, banks and other nominees may have other procedures for processing the transaction, however, and stockholders holding in street name are encouraged to ask their brokers, banks or other nominees any questions they may have regarding such procedures.

Stockholders who hold some or all of their shares in electronic book-entry form with the Transfer Agent do not have certificates evidencing their ownership and need not take any action to receive their post-Reverse Split shares. Rather, a statement will be sent automatically to any such stockholder’s address of record indicating the effects of the transaction, including the number of shares of Common Stock held following the Reverse Split.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse Split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those stockholders who hold their pre-Reverse Split shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the post-Reverse Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Split.

The Reverse Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result,

•	Stockholders should not recognize any gain or loss as a result of the Reverse Split.

•	The aggregate basis of a stockholder’s pre-Reverse Split shares will become the aggregate basis of the shares held by such stockholder immediately after the Reverse Split.

•	The holding period of the shares owned immediately after the Reverse Split will include the stockholder’s holding period before the Reverse Split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the solicitation of stockholder votes with regard to a proposed reverse split of our Common Stock

Exchange Act Matters

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. Our Common Stock is currently traded on the OTCQB Venture market under the symbol “ATAO”, subject to our continued satisfaction of the OTCQB Venture market listing requirements.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of January 6, 2023, certain information concerning the beneficial ownership of Common Stock by (i) each person known by the company to be the owner of more than 5% of the outstanding common stock, (ii) each director, (iii) our executive officers, and (iv) all directors and executive officers as a group. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 611,063,506 shares outstanding. Unless otherwise indicated, the address of the following shareholders is the address of the Company.

Stockholders, Management and Directors	Shares Beneficially Owned	Percentage of Outstanding Shares Owned*
Leonard Lovallo, President and CEO, Director	37,630,000	5.89%
Ramzi Khoury, Director	2,000,000	* %
11 Rue Jean Jaures Creteil, France 94000
Thirty 05, LLC	42,096,663	6.9%
3005 Hoedt Road Tampa, FL 33618
Fourth Street Fund, LP(1)	241,793,050	39.37%
4047 St Georges Ct. Duluth, GA 30096
All directors and executive officers as a group (2 persons)	39,630,000	5.6%

* Beneficial ownership of less than 1% is omitted.

(1) Lisa Mannion is the beneficial owner of both the shares of the Company’s common stock held by Fourth Street Fund (141,793,050) for which she is President and as Trustee of the Lisa E. Mannion Revocable Trust that holds 100,000,000 shares.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an information statement.

Security holders sharing an address and receiving a single copy may request to receive a separate information statement at Altair International Corp., 322 North Shore Drive, Building 1B, Suite 200, Pittsburgh, PA 15212. Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies may also request to receive a separate information statement at Altair International Corp., 322 North Shore Drive, Building 1B, Suite 200, Pittsburgh, PA 15212, telephone: (412) 770-3140.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC to furnish us with copies of all such reports they file.  Specific due dates for such reports have been established by the SEC and we are required to disclose any failure to file reports by such dates. We believe that during the fiscal year ended March 31, 2021, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Altair International Corp., 322 North Shore Drive, Building 1B, Suite 200, Pittsburgh, PA 15212, telephone: (412) 770-3140.

Altair International Corp.

By Order of the Board of Directors

Date: January 13, 2023	By:	/s/ Leonard Lovallo
Leonard Lovallo
President and Chief Executive Officer

Exhibit A

Amendment to Articles of Incorporation

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Altair International Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 is amended as follows:

The aggregate number of shares which the Corporation shall have authorized to issue is Five Hundred Ten Million (500,010,000) shares of which Five Hundred Million (500,000,000) shall be shares of Common Stock, par value $0.001 per share, and Ten Million (10,000,000) shall be shares of Preferred Stock, par value $0.001 per share. The Preferred Stock may be issued by the Board of Directors with such rights, preferences and privileges set forth in a designation statement filed with the Nevada Secretary of State.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation to have voted in favor of the amendment is: 57%

4. Effective date and time of filing: (optional) Date: Time: (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

/s/ Leonard Lovallo

President and CEO

Signature of Officer